Exhibit 11.1

2005 West Broadway, Suite 100, Columbia, MO 65203
OFFICE (573) 442-6171 FAX (573) 777-7800
3220 West Edgewood, Suite E, Jefferson City, MO 65109
OFFICE (573) 635-6196 FAX (573) 644-7240
www.williamskeepers.com

April 18, 2017

Kevin D. Gibbens

President and Chief Executive Officer

The Landrum Company

801 East Broadway

Columbia, Missouri 65205

We hereby consent to the inclusion in the Form 1-K Annual Report of The Landrum Company, Inc., of our report dated February 27, 2017 related to the consolidated financial statements of The Landrum Company, comprised of the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the fiscal years in the two-year period ended December 31, 2016, and the related notes to the consolidated financial statements.

We also consent to the reference to us under the heading “Experts” in the Form 1-K.

Williams-Keepers LLC

Columbia, Missouri

American Institute of Certified Public Accountants   |   Missouri Society of Certified Public Accountants   |   Member, Allinial Global